EXHIBIT 99

[LOGO]	Marriott International, Inc.	Marriott Drive Washington, D.C. 20058
MARRIOTT	Corporate Headquarters	(301) 380-7770

NEWS

CONTACT: Tom Marder

              (301) 380-2553

              thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS EPS FROM CONTINUING OPERATIONS OF $0.38 FOR THE THIRD QUARTER

OF 2003

REVPAR FOR NORTH AMERICAN FULL SERVICE PROPERTIES INCREASED DURING THIRD QUARTER

WASHINGTON, D.C. – Oct. 9, 2003 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share from continuing operations of $0.38 in the third quarter of 2003, which ended on September 12, 2003. Income from continuing operations, net of taxes and minority interest, for the quarter was $93 million, a decline of 18 percent from the year ago quarter. The decline in the quarter’s income resulted primarily from the absence of a timeshare note sale during the quarter, while prior year results included $12 million ($0.05 per share) in after-tax timeshare note sale gains.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are pleased to report higher year-over-year revenue per available room (REVPAR) for our full service brands. Since the fourth quarter is more dependent on business travel and group business, we can’t be certain that these trends will continue in the fourth quarter, but it does appear to us that the early stage of a recovery in transient demand is underway. Our early estimates for 2004 are for three to four percent REVPAR growth in North America, suggesting that 2003 should be the trough in REVPAR.

“Our rooms growth is stronger than we predicted at the beginning of this year, even as supply growth in the U.S. hotel industry continues to decline. With our owners and franchisees, we added 8,578 rooms to our system in the third quarter and we continue to see heightened levels of interest in converting competitor hotels to our brands. We estimate that we will add over 30,000 new rooms to our system in 2003. Our pipeline of properties under construction, awaiting conversion, or approved for development currently totals more than 47,000 rooms worldwide.

During the quarter, we opened our 1,000 room J.W. Marriott hotel and 584 room Ritz-Carlton hotel at the 500-acre Grande Lakes Orlando resort. This one-of-a kind resort is off to a tremendous start and introduces an exciting luxury experience to the Orlando market.”

MARRIOTT LODGING profits totaled $140 million during the third quarter of 2003, down 13 percent from the prior year, reflecting the absence of a timeshare note sale during the quarter. Lodging profits in the third quarter of 2002 included an $18 million pre-tax ($12 million after-tax) gain on the sale of timeshare notes. Base management and franchise fees were $147 million in the third quarter of 2003, up seven percent from a year ago as a result of new unit growth. Incentive management fees were

$18 million in the third quarter, down $7 million from a year ago, as a result of lower operating results at our managed hotels. North American hotel margins declined 2.3 percentage points during the quarter, as lower room rates and higher insurance and benefits costs offset labor productivity gains. Gains and gain amortization totaled $15 million during the 2003 third quarter, including a $9 million pre-tax gain on the sale of an international hotel investment. In the prior year’s quarter, gains and gain amortization totaled $10 million.

For the 2003 third quarter (12 weeks ended September 12, 2003), REVPAR for comparable company-operated North American properties decreased by 0.5 percent, driven by lower average room rates. REVPAR at North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased 0.4 percent in the quarter for managed comparable hotels, while North American REVPAR for select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) posted a REVPAR decline of 2.7 percent. The Ritz-Carlton brand in North America experienced strong demand, particularly at its resort properties, with comparable REVPAR up 5.6 percent for the quarter.

Our third quarter profits for international lodging were higher than the prior year, reflecting the sale of an international hotel investment. Continued strong demand for our Caribbean and Mexican resorts resulted in 8.7 percent REVPAR growth on a constant dollar basis in the Caribbean/Latin America region. The soft economy in continental Europe continued to pressure hotel results in that region. Although Asia’s REVPAR was hurt by Severe Acute Respiratory Syndrome (SARS) in the third quarter, occupancy levels improved over the summer and had returned to pre-SARS levels in most markets by the beginning of September.

Marriott’s timeshare business reported 23 percent growth in contract sales in the third quarter. Contract sales were strong at timeshare resorts in Aruba, Hawaii, and South Carolina but remained weak in Orlando and Lake Tahoe. Contract sales at our four Ritz-Carlton Club resorts doubled during the quarter. Overall profits in the timeshare business decreased to $23 million in the quarter, due to the absence of a timeshare note sale. We expect to complete a note sale transaction during the fourth quarter of 2003 in line with our previously announced plan to complete two note sales during 2003 versus four smaller note sale transactions in 2002.

We added 46 hotels and timeshare resorts (8,578 rooms) to our worldwide lodging portfolio during the third quarter, while eight hotels (1,018 rooms) exited the system. Six Marriott Hotels & Resorts (2,730 rooms) opened during the quarter, including three conversions comprising 1,030 rooms. One Ritz-Carlton hotel (584 rooms), two Renaissance hotels (549 rooms), nine Courtyards (1,077 rooms), and seven Residence Inns (902 rooms) also opened during the quarter. One-third of our room additions were located outside the United States and over 20 percent were conversions from competitor brands. At the end of the third quarter, our lodging group encompassed 2,678 hotels and timeshare resorts (484,957 rooms).

CORPORATE EXPENSES were $35 million in the third quarter of 2003 compared to $25 million a year ago, in part a result of higher legal fees related to two ongoing lawsuits, higher deferred compensation plan expenses and a charge taken in connection with excess office space, partially offset by the receipt of insurance proceeds. Interest expense in the quarter was $26 million, up $7 million from a year ago, primarily reflecting lower levels of capitalized interest. Synthetic fuel operations contributed approximately $21 million ($0.09 per share), after-tax, during the third quarter of 2003, similar to the prior year’s results. Minority interest of $29 million in the quarter represents the allocation of the synthetic fuel purchaser’s share of operating losses, tax benefits and tax credits.

At the end of the third quarter, total debt was $1.7 billion and cash balances totaled $113 million compared to $1.7 billion of debt and $144 million of cash at June 20, 2003. We owned eight hotels at the end of the quarter.

We repurchased 3 million shares of common stock during the third quarter at a total cost of $121 million and have repurchased approximately 9.1 million shares year to date in 2003 for a total cost of $316 million. At quarter end, our remaining share authorization totaled approximately 14 million shares.

We completed the sale of one hotel, subject to a long-term operating agreement, and two land parcels for $49 million during the third quarter, as well as 14 senior living communities for $184 million. We also sold a 50 percent interest in our synthetic fuel business for $25 million. We will receive additional profits over the life of the synthetic fuel joint venture based on the amount of tax credits produced and allocated to the purchaser. In the event that a satisfactory private letter ruling from the Internal Revenue Service regarding the new synthetic fuel ownership structure is not obtained by December 15, 2003, the synfuel purchaser will have a onetime right to return its ownership interest to Marriott. We believe that the exercise of this right would have no impact on Marriott’s earnings in 2003.

We closed our distribution services business in 2002 and completed the sale of our senior living business in the 2003 first quarter. Therefore, we show the financial results for those businesses as discontinued operations for 2002 and 2003. Losses per share from discontinued operations were $0.01 in the third quarter of 2003 versus losses of $0.04 a year ago.

OUTLOOK

There are early signs that a strengthening economy is beginning to impact individual business travel positively. Combined with already strong leisure business, we are optimistic about 2004. However, group bookings for this year’s fourth quarter continue to be weak and improve only as we look into early 2004. Based on these dynamics, we continue to estimate REVPAR growth for the 2003 fourth quarter of -2 to +2 percent versus last year.

We estimate lodging profits will total $225 million to $235 million in the 2003 fourth quarter, including estimated timeshare profits of $60 million to $62 million. This assumes completion of a timeshare mortgage note sale transaction with a gain of approximately $30 million. Including approximately $0.12 in after-tax earnings per share from our synthetic fuel operations, we anticipate that earnings per share from continuing operations will total $0.60 to $0.62 per share in the fourth quarter. Further, we estimate 2003 full year earnings per share from continuing operations, including synthetic fuel, to range from $1.86 to $1.88.

Our expectation for 2004 REVPAR is three to four percent growth. Assuming nearly flat house profit margins, completion of timeshare mortgage note sale transactions in the second and fourth quarters, 25,000 to 30,000 new room openings, and $0.33 to $0.36 of after-tax earnings per share from our synthetic fuel business, we estimate 2004 diluted earnings per share from continuing operations will range from $2.06 to $2.16. With these assumptions, our estimated range for 2004 lodging results is $770 million to $790 million.

Assuming REVPAR growth of two percent to four percent in the first quarter of 2004, we currently estimate first quarter earnings per share from continuing operations of $0.38 to $0.42, including $0.06 of earnings from synthetic fuel. Our range for lodging results for the first quarter of 2004 is $155 million to $165 million.

We expect investment spending in 2003 to include approximately $75 million for maintenance capital spending and approximately $100 million to $125 million for new company-developed hotels. We anticipate timeshare investment spending to total approximately $175 million to $200 million. We also expect to invest approximately $200 million in equity slivers, mezzanine financing and mortgage loans for hotels developed by our owners and franchisees. We expect that total investment spending in 2003 will be roughly $550 million to $600 million. In 2004, we estimate total investment spending levels to be roughly $500 million.

We invite individual investors and members of the news media to listen to our third quarter earnings conference call on October 9, 2003 at 10:00 a.m. ET on the Internet. Go to http://www.marriott.com/investor and click on “recent investor news.” A recording of the call will be available by telephone until October 16, 2003 at 8:00 p.m. ET by calling (719) 457-0820, reservation number 213511.

This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties expected to be added in future years; expected investment spending; anticipated results from synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance growth and owner refurbishment of existing hotels; the impact of recent privacy initiatives on our marketing of timeshares and other products; and the risk that the Internal Revenue Service may not issue a satisfactory private letter ruling in connection with the sale of the interest in our synthetic fuel business or reject any of the tax credits produced; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading worldwide hospitality company with over 2,600 lodging properties in the United States and 68 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Ramada International brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., has approximately 128,000 employees, and was ranked as the lodging industry’s most admired company and one of the best places to work for by FORTUNE®. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended September 12, 2003			12 Weeks Ended September 6, 2002
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
SALES
Base management fees	$86	$—	$86	$82	$—	$82
Franchise fees	61	—	61	55	—	55
Incentive management fees	18	—	18	25	—	25
Owned and leased properties	84	—	84	84	—	84
Other lodging revenue [1]	336	—	336	341	—	341
Cost reimbursements [2]	1,423	—	1,423	1,282	—	1,282
Synthetic fuel	—	93	93	—	55	55

Total Revenues	2,008	93	2,101	1,869	55	1,924

OPERATING COSTS AND EXPENSES
Owned and leased—direct [3]	91	—	91	86	—	86
Other lodging—direct [4]	313	—	313	286	—	286
Reimbursed costs	1,423	—	1,423	1,282	—	1,282
Administrative and other [5]	41	—	41	55	—	55
Synthetic fuel	—	96	96	—	87	87

Total Expenses	1,868	96	1,964	1,709	87	1,796

Segment Financial Results	$140	$(3)	137	$160	$(32)	128	7

Corporate expenses			(35)			(25)
Interest expense			(26)			(19)
Interest income			31			28
Provision for loan losses			(1)			—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			106			112
Benefit for income taxes			16			2

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			122			114
Minority interest			(29)			—

INCOME FROM CONTINUING OPERATIONS			93			114	(18)
Discontinued operations
Senior Living Services
Income from discontinued operations, net of tax			1			10
Loss on disposal, net of tax			(1)			—
Marriott Distribution Services
Loss from discontinued operations, net of tax			—			(2)
Exit costs, net of tax			(1)			(19)

NET INCOME			$92			$103	(11)

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$0.40			$0.47	(15)
Loss from discontinued operations			(0.01)			(0.04)	75

Earnings per share			$0.39			$0.43	(9)

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$0.38			$0.45	(16)
Loss from discontinued operations			(0.01)			(0.04)	75

Earnings per share			$0.37			$0.41	(10)

Basic Shares			232.7			240.9
Diluted Shares			245.8			252.1

1	Other lodging revenue includes timeshare revenue (including note sale gains and excluding base management fees and reimbursed costs), ExecuStay revenue, land rent income, and other revenue.
2	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses. Marriott earns no markup on these expenses.
3	Owned and leased—direct expenses include operating expenses of owned or leased hotels including lease payments, pre-opening expenses and depreciation.
4	Other lodging—direct expenses include administrative and related expenses of the timeshare (including timeshare development, financing, gains and joint venture results) and ExecuStay business units, except for reimbursed costs.
5	Administrative and other expenses include lodging segment overhead, joint venture results, amortization, and gains and losses. These do not include any administrative and other expenses related to either the timeshare or ExecuStay business units.

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	36 Weeks Ended September 12, 2003			36 Weeks Ended September 6, 2002
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
SALES
Base management fees	$266	$—	$266	$258	$ —	$258
Franchise fees	169	—	169	160	—	160
Incentive management fees	75	—	75	109	—	109
Owned and leased properties	260	—	260	273	—	273
Other lodging revenue[1]	926	—	926	966	—	966
Cost reimbursements[2]	4,233	—	4,233	3,887	—	3,887
Synthetic fuel	—	224	224	—	113	113

Total Revenues	5,929	224	6,153	5,653	113	5,766

OPERATING COSTS AND EXPENSES
Owned and leased—direct[3]	269	—	269	266	—	266
Other lodging—direct[4]	828	—	828	813	—	813
Reimbursed costs	4,233	—	4,233	3,887	—	3,887
Administrative and other[5]	137	—	137	182	—	182
Synthetic fuel	—	328	328	—	194	194

Total Expenses	5,467	328	5,795	5,148	194	5,342

Segment Financial Results	$462	$(104)	358	$505	$ (81)	$424	(16)

Corporate expenses			(89)			(77)
Interest expense			(77)			(59)
Interest income			78			75
Provision for loan losses			(7)			—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			263			363
Benefit (Provision) for income taxes			72			(40)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			335			323
Minority interest			(29)			—

INCOME FROM CONTINUING OPERATIONS			306			323	(5)
Discontinued operations
Senior Living Services
Income from discontinued operations, net of tax			9			17
Gain on disposal, net of tax			20			—
Marriott Distribution Services
Loss from discontinued operations, net of tax			—			(7)
Exit costs, net of tax			(2)			(19)

NET INCOME			$333			$314	6

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$1.31			$1.34	(2)
Earnings (loss) from discontinued operations			0.12			(0.04)	*

Earnings per share			$1.43			$1.30	10

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$1.25			$1.27	(2)
Earnings (loss) from discontinued operations			0.11			(0.04)	*

Earnings per share			$1.36			$1.23	11

Basic Shares			233.0			241.9
Diluted Shares			244.8			257.8

*	Calculated percentage is not meaningful.

1	Other lodging revenue includes timeshare revenue (including note sale gains and excluding base management fees and reimbursed costs), ExecuStay revenue, land rent income, and other revenue.
2	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses. Marriott earns no markup on these expenses.
3	Owned and leased—direct expenses include operating expenses of owned or leased hotels including lease payments, pre-opening expenses and depreciation.
4	Other lodging—direct expenses include administrative and related expenses of the timeshare (including timeshare development, financing, gains and joint venture results) and ExecuStay business units, except for reimbursed costs.
5	Administrative and other expenses include lodging segment overhead, joint venture results, amortization, and gains and losses. These do not include any administrative and other expenses related to either the timeshare or ExecuStay business units.

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Twelve weeks ended
	September 12, 2003	September 6, 2002
SALES
Full-Service	$1,306	$1,194
Select-Service	236	231
Timeshare	328	297
Extended-Stay	138	147

Total Lodging	2,008	1,869
Synthetic Fuel	93	55

Total	$2,101	$1,924

SEGMENT FINANCIAL RESULTS
Full-Service	$77	$76
Select-Service	28	27
Timeshare	23	40
Extended-Stay	12	17

Total Lodging	140	160
Synthetic Fuel	(3)	(32)

Total	$137	$128

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Thirty-six weeks ended
	September 12, 2003	September 6, 2002
SALES
Full-Service	$3,950	$3,714
Select-Service	699	676
Timeshare	888	847
Extended-Stay	392	416

Total Lodging	5,929	5,653
Synthetic Fuel	224	113

Total	$6,153	$5,766

SEGMENT FINANCIAL RESULTS
Full-Service	$259	$265
Select-Service	81	95
Timeshare	85	110
Extended-Stay	37	35

Total Lodging	462	505
Synthetic Fuel	(104)	(81)

Total	$358	$424

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties[1]

	12 Weeks Ended Sept. 12, 2003 vs. 12 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$90.76	-1.3%	72.3%	0.3	% pts.	$125.56	-1.7%
The Ritz-Carlton	$139.04	5.6%	68.6%	4.9	% pts.	$202.63	-2.0%
Renaissance Hotels & Resorts	$85.25	4.1%	68.8%	2.5	% pts.	$123.98	0.3%
Composite—Full-Service	$95.18	0.4%	71.4%	1.1	% pts.	$133.32	-1.2%
Residence Inn	$75.83	-2.7%	80.5%	-1.0	% pts.	$94.19	-1.5%
Courtyard	$64.92	-3.2%	71.0%	-2.0	% pts.	$91.42	-0.5%
TownePlace Suites	$50.42	-1.6%	78.1%	-1.4	% pts.	$64.53	0.2%
Composite—Select-Service & Extended-Stay	$66.24	-2.7%	73.9%	-1.6	% pts.	$89.68	-0.6%
Composite—All	$84.62	-0.5%	72.3%	0.1	% pts.	$117.05	-0.7%

North American Comparable Systemwide Properties[1]

	12 Weeks Ended Sept. 12, 2003 vs. 12 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$85.76	-1.0%	70.6%	0.1	% pts.	$121.45	-1.2%
The Ritz-Carlton	$139.04	5.6%	68.6%	4.9	% pts.	$202.63	-2.0%
Renaissance Hotels & Resorts	$80.76	2.6%	68.5%	2.5	% pts.	$117.81	-1.1%
Composite—Full-Service	$89.08	0.2%	70.2%	0.8	% pts.	$126.94	-1.0%
Residence Inn	$77.02	-1.8%	81.0%	-0.4	% pts.	$95.05	-1.4%
Courtyard	$66.97	-2.0%	72.7%	-1.4	% pts.	$92.15	-0.2%
Fairfield Inn	$47.28	-1.3%	71.1%	-1.0	% pts.	$66.51	0.1%
TownePlace Suites	$49.95	-0.9%	77.8%	-0.1	% pts.	$64.19	-0.8%
SpringHill Suites	$58.27	2.6%	71.7%	0.6	% pts.	$81.33	1.7%
Composite—Select-Service & Extended-Stay	$62.78	-1.5%	74.5%	-0.9	% pts.	$84.29	-0.4%
Composite—All	$74.32	-0.7%	72.6%	-0.1	% pts.	$102.38	-0.5%

North American Comparable Company-Operated Properties[1]

	36 Weeks Ended Sept. 12, 2003 vs. 36 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$94.73	-3.5%	70.5%	-0.8	% pts.	$134.39	-2.3%
The Ritz-Carlton	$155.62	-0.7%	66.8%	0.1	% pts.	$232.93	-0.9%
Renaissance Hotels & Resorts	$88.59	-0.8%	67.1%	0.6	% pts.	$132.02	-1.6%
Composite—Full-Service	$99.71	-2.7%	69.7%	-0.5	% pts.	$143.14	-2.0%
Residence Inn	$74.95	-3.0%	78.6%	-0.4	% pts.	$95.41	-2.5%
Courtyard	$64.41	-3.8%	68.9%	-1.5	% pts.	$93.44	-1.7%
TownePlace Suites	$45.34	-2.5%	71.2%	-4.0	% pts.	$63.68	3.0%
Composite—Select-Service & Extended-Stay	$65.12	-3.2%	71.3%	-1.3	% pts.	$91.35	-1.5%
Total North America	$86.98	-2.9%	70.3%	-0.8	% pts.	$123.81	-1.7%

North American Comparable Systemwide Properties[1]

	36 Weeks Ended Sept. 12, 2003 vs. 36 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Marriott Hotels & Resorts	$88.02	-3.1%	68.8%	-0.6	% pts.	$127.93	-2.3%
The Ritz-Carlton	$155.62	-0.7%	66.8%	0.1	% pts.	$232.93	-0.9%
Renaissance Hotels & Resorts	$81.99	-0.5%	66.1%	1.1	% pts.	$124.07	-2.3%
Composite—Full-Service	$91.70	-2.5%	68.3%	-0.3	% pts.	$134.29	-2.1%
Residence Inn	$73.56	-2.0%	77.9%	0.0	% pts.	$94.48	-2.0%
Courtyard	$65.17	-2.4%	70.1%	-0.8	% pts.	$92.99	-1.2%
Fairfield Inn	$42.84	-0.9%	65.9%	-0.7	% pts.	$64.96	0.1%
TownePlace Suites	$45.92	-1.3%	72.0%	-1.2	% pts.	$63.77	0.4%
SpringHill Suites	$56.51	2.7%	69.6%	0.8	% pts.	$81.19	1.5%
Composite—Select-Service & Extended-Stay	$59.78	-1.7%	70.9%	-0.5	% pts.	$84.27	-1.0%
Total North America	$73.72	-2.1%	69.8%	-0.4	% pts.	$105.64	-1.6%

1	Composite—All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

International Comparable Company-Operated Properties[1]

	12 Weeks Ended Sept. 12, 2003 vs. 12 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$78.62	8.7%	70.1%	4.4	% pts.	$112.10	2.0%
Continental Europe	$83.11	-5.1%	71.9%	0.0	% pts.	$115.56	-5.1%
United Kingdom	$117.53	-2.6%	81.3%	2.7	% pts.	$144.54	-5.8%
Middle East & Africa	$50.36	20.7%	74.3%	1.2	% pts.	$67.79	18.7%
Asia Pacific[3]	$50.52	-15.6%	64.5%	-8.1	% pts.	$78.30	-5.0%
Total International	$73.03	-3.1%	70.1%	-1.6	% pts.	$104.18	-0.9%

International Comparable Systemwide Properties[1]

	12 Weeks Ended Sept. 12, 2003 vs. 12 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$73.03	6.4%	67.1%	3.1	% pts.	$108.79	1.5%
Continental Europe	$80.35	-3.9%	68.1%	0.1	% pts.	$117.96	-4.1%
United Kingdom	$96.37	-0.8%	76.2%	0.7	% pts.	$126.45	-1.7%
Middle East & Africa	$49.58	22.6%	72.4%	2.1	% pts.	$68.43	18.9%
Asia Pacific[3]	$57.98	-11.0%	66.4%	-6.4	% pts.	$87.39	-2.5%
Total International	$75.53	-2.1%	69.6%	-1.3	% pts.	$108.56	-0.3%

International Comparable Company-Operated Properties[2]

	36 Weeks Ended Sept. 12, 2003 vs. 36 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$88.86	10.0%	69.3%	4.3	% pts.	$128.26	3.2%
Continental Europe	$76.32	-7.2%	66.0%	-1.0	% pts.	$115.63	-5.8%
United Kingdom	$106.13	-6.5%	73.4%	-3.4	% pts.	$144.56	-2.2%
Middle East & Africa	$44.31	6.6%	63.5%	-2.2	% pts.	$69.75	10.3%
Asia Pacific[3]	$48.85	-17.3%	60.5%	-9.8	% pts.	$80.68	-3.9%
Total International	$70.81	-4.8%	65.4%	-3.1	% pts.	$108.27	-0.3%

International Comparable Systemwide Properties[2]

	36 Weeks Ended Sept. 12, 2003 vs. 36 Weeks Ended Sept. 6, 2002
	REVPAR		Occupancy			Average Daily Rate
Region	2003	vs. 2002	2003	vs. 2002		2003	vs. 2002
Caribbean & Latin America	$82.64	8.6%	66.6%	3.5	% pts.	$124.10	2.9%
Continental Europe	$73.45	-6.1%	62.5%	-1.3	% pts.	$117.60	-4.1%
United Kingdom	$85.66	-5.7%	69.5%	-1.7	% pts.	$123.33	-3.4%
Middle East & Africa	$43.67	10.0%	62.5%	-0.3	% pts.	$69.87	10.5%
Asia Pacific[3]	$55.83	-13.0%	63.3%	-8.3	% pts.	$88.26	-1.5%
Total International	$71.98	-4.2%	65.1%	-2.7	% pts.	$110.51	-0.2%

1	Statistics are in constant dollars and include results for June through August. Excludes North America.
2	Statistics are in constant dollars and include results for January through August. Excludes North America.
3	Excludes Hawaii.

MARRIOTT INTERNATIONAL, INC.

Key Lodging Statistics

Total Lodging Products[3]

	Number of Properties		Number of Rooms/Suites
Brand	Sept. 12, 2003	vs. Sept. 6, 2002	Sept. 12, 2003	vs. Sept. 6, 2002
Full-Service Lodging
Marriott Hotels & Resorts	469	+30	173,021	+10,491
The Ritz-Carlton	55	+7	17,794	+1,890
Renaissance Hotels & Resorts	125	+2	45,673	+677
Ramada International	180	+37	25,202	+4,308
Select-Service Lodging
Courtyard	608	+30	87,041	+4,139
Fairfield Inn	519	+19	49,676	+1,705
SpringHill Suites	106	+10	12,254	+1,227
Extended-Stay Lodging
Residence Inn	443	+32	52,781	+4,251
TownePlace Suites	109	+6	11,224	+616
Marriott Executive Apartments	12	+1	2,167	+159
Timeshare
Marriott Vacation Club International	43	-2	7,392	+712
Horizons by Marriott Vacation Club International	2	—	256	+110
The Ritz-Carlton Club	4	—	228	+85
Marriott Grand Residence Club	2	—	248	—

Total	2,677	+172	484,957	+30,370

[3]	Total Lodging Products excludes the 3,762 corporate housing rental units.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business, is as follows:

Third Quarter 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$106	$(3)	$109

Tax Benefit/(Provision)	(36)	1	(37)
Tax Credits	52	52	—

Total Tax Benefit/(Provision)	16	53	(37)

Income from Continuing Operations before Minority Interest	122	50	72
Minority Interest	(29)	(29)	—

Income from Continuing Operations	$93	$21	$72

Diluted Shares	245.8	245.8	245.8
Earnings per Share—Diluted	$0.38	$0.09	$0.29
Tax Rate	-15.3%		34.5%

Third Quarter 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$112	$(32)	$144

Tax Benefit/(Provision)	(41)	11	(52)
Tax Credits	43	43	—

Total Tax Benefit/(Provision)	2	54	(52)

Income from Continuing Operations before Minority Interest	114	22	92
Minority Interest	—	—	—

Income from Continuing Operations	$114	$22	$92

Diluted Shares	252.1	252.1	252.1
Earnings per Share—Diluted	$0.45	$0.09	$0.36
Tax Rate	-1.4%		36.5%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business, is as follows:

Third Quarter YTD 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$263	$(104)	$367

Tax Benefit/(Provision)	(90)	37	(127)
Tax Credits	162	162	—

Total Tax Benefit/(Provision)	72	199	(127)

Income from Continuing Operations before Minority Interest	335	95	240
Minority Interest	(29)	(29)	—

Income from Continuing Operations	$306	$66	$240

Diluted Shares	244.8	244.8	244.8
Earnings per Share—Diluted	$1.25	$0.27	$0.98
Tax Rate	-27.4%		34.6%

Third Quarter YTD 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$363	$(81)	$444

Tax Benefit/(Provision)	(131)	28	(159)
Tax Credits	91	91	—

Total Tax Benefit/(Provision)	(40)	119	(159)

Income from Continuing Operations before Minority Interest	323	38	285
Minority Interest	—	—	—

Income from Continuing Operations	$323	$38	$285

Diluted Shares	257.8	257.8	257.8
Earnings per Share—Diluted	$1.27	$0.15	$1.12
Tax Rate	11.0%		36.0%